SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2011

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) Second Half of 2011 Cash Bonus Program for Named Executive Officers — On August 3, 2011, the Compensation Committee (“Committee”) of the Board of Directors of ON Semiconductor Corporation (“Corporation”) determined specific bonus plan parameters for the Corporation’s semi-annual cash incentive program for the second half of 2011 (“Bonus Program”) for possible cash bonus awards to certain of our employees, including certain of our “named executive officers” identified in the Corporation’s 2011 annual meeting of stockholders proxy statement, namely: Keith Jackson, President and Chief Executive Officer; Donald Colvin, Executive Vice President and Chief Financial Officer; George Cave, Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary; William Hall, Senior Vice President and General Manager of Standard Products Group; and William Schromm, Senior Vice President and General Manager of Computing and Consumer Products Group. The Bonus Program was set up under the previously disclosed terms and conditions of the Corporation’s 2007 Executive Incentive Plan (the “EIP”) and any cash awards under the Bonus Program are expected to be paid out under the EIP. Under the EIP, the amount and payment of the actual award, if any, to each participant is in the discretion of the Committee.

Cash bonuses under the Bonus Program will be paid only if the Corporation first achieves a certain minimum non-GAAP earnings per share (the “Minimum Non-GAAP EPS”). Thereafter, actual bonuses under the Bonus Program will be determined based on achievement related to two performance metrics: (1) non-GAAP earnings per share (weighted 80%) and (2) organic revenue growth (weighted 20%). The Bonus Program excludes the impact on the Corporation of the SANYO Semiconductor acquisition that occurred in January 2011 in term of performance metrics and participants, and other 2011 acquisitions in terms of performance metrics. Under the Bonus Program, the bonus pool is capped at 11% of non-GAAP net income. Non-GAAP earnings per share will be calculated using non-GAAP net income, which measure will be substantially consistent with the measure used in the Corporation’s earning releases, including stock compensation expense and excluding items such as gain (loss) on debt pre-payment; restructuring, asset impairment and other charges, net; inventory step up from purchase accounting; intangibles amortization; non-cash interest expense; goodwill and intangible impairment; and other similar infrequent items.

Assuming the attainment of the Minimum Non-GAAP EPS, current award opportunities for the second half of 2011 under the Bonus Program (expressed as a percentage of the officer’s base salary) for each named executive officer has the threshold, target, and stretch amount listed below. The Committee reviews these officer award opportunities from time-to-time.

Officer	Title	Current Award Opportunity

Keith Jackson	President and Chief Executive Officer	Threshold (0%) Target (150%) Maximum (300%)

Donald Colvin	Executive Vice President and Chief Financial Officer	Threshold (0%) Target (80%) Maximum (160%)

George Cave	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary	Threshold (0%) Target (70%) Maximum (140%)

William Hall	Senior Vice President and General Manager of Standard Products Group	Threshold (0%) Target (50%) Maximum (100%)

William Schromm	Senior Vice President and General Manager of Computing and Consumer Products Group	Threshold (0%) Target (50%) Maximum (100%)
(f) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 8, 2011	By:	/s/ GEORGE CAVE
	Name:	George Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary

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